Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

[On Accountant Firm's Letterhead]

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 9, 1999 included in Ramp Networks, Inc.'s Form S-1 filed on June 22, 1999 and to all references to our Firm included in or made a part of this registration statement.

ARTHUR ANDERSEN, LLP

San Jose, California
August 23, 1999